Exhibit 99.1

Press Contact:

Jessie Brumfiel

805-686-8407

jbrumfiel@neoterragroup.com

CallWave Invests in ring2 Communications and Licenses its Broadband Outbound Dial Technology

for U.S. Market

SANTA BARBARA, Calif. – January 24, 2005 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP applications, announced today that it has made an equity investment in and entered into a license agreement with ring2 Communications, Ltd., of London, UK.

Ring2 offers enhanced telephony and conference applications for businesses, using traditional telephone networks, and is a UK market leader in broadband PC-based initiation of person-to-person calling, impromptu conference calling, and scheduled conference calling. All calls are initiated via a computer from a simple and intuitive software application, or from any other application on the user’s computer.

“We are pleased to license ring2’s technology for the U.S. market,” said David Hofstatter, President and CEO of CallWave. “This investment and license agreement provide us the opportunity to offer outbound dial capability through a broadband connection, a solution that complements CallWave’s market-leading inbound capabilities. Ring2 and CallWave provide applications under the emerging paradigm where voice becomes a data application that is separate from the underlying transport infrastructure.”

This agreement allows CallWave to implement and market ring2’s outbound dialing applications via a co-branded offering, hosted and maintained by ring2. CallWave and ring2 share a similar commitment to providing cutting edge telecommunications services that enable consumers to leverage their existing landline, mobile and Internet networks, without significant behavior change.

“We are thrilled to partner with CallWave to introduce our services to the U.S. market,” said Michael Hughes, co-CEO of ring2. “This unique collaboration will help CallWave expand into new markets and it illustrates both companies’ ongoing commitment to leverage the power of the internet to bring more functionality to mass market telecommunications.”

With over 800,000 paying subscribers, CallWave has brought VoIP-enabled call-handling innovations to mainstream consumers and small businesses since its founding in 1998. In 2004, CallWave had an initial public offering and also launched two new VoIP applications for cell phones, Mobile Call Screening(sm), and Mobile Call Transfer(sm). Mobile Call Screening allows users to listen to voice messages in real time and, if they choose, interrupt the message to take the call. Mobile Call Transfer lets users instantly transfer a live cell phone call to a home or office phone.

Ring2 is an enhanced communications services company and provider of simple, powerful voice applications. Its launch application – the ring2phone™ – brings unrivalled simplicity, visibility and control to a user’s everyday calling and conference calling activities. The ring2phone increases productivity and leverages existing equipment, for both desk-based and mobile users. Ring2 is a privately-owned UK company, with operations in London and San Francisco. For further information, please visit www.ring2.com.

About CallWave

CallWave (NASDAQ: CALL) is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding CallWave Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Quarterly Report or Form 10-Q for the most recently ended fiscal quarter.

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